Exhibit 10.3

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fourth Amendment to Employment Agreement is made and entered into by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and William Naylon (“Executive”).

Recitals

A)	On January 16, 2002 an Employment Agreement (“Agreement”) was made and entered into by and between Employer and Executive.

B)	On January 22, 2003, a First Amendment to Agreement was made and entered into by and between Employer and Executive;

C)	On February 1, 2004, a Second Amendment to Agreement was made and entered into by and between Employer and Executive;

D)	On February 16, 2005, a Third Amendment to Agreement was made and entered into by and between Employer and Executive;

E)	Employer and Executive now desire to further amend the Agreement, as set forth hereinbelow:

Agreement

1.	Section 3.1 of the Agreement which provides:

3.1 Term. The term of Executive’s employment hereunder shall commence on January 16, 2002 and shall continue until January 31, 2006 unless sooner terminated or extended as hereinafter provided.

is hereby amended, effective January 1, 2006, to provide as follows:

3.1 Term. The term of Executive’s employment hereunder shall commence on January 16, 2002 and shall continue until January 31, 2007 unless sooner terminated or extended as hereinafter provided.

2.	All other terms of the Agreement (as previously amended) shall remain unaltered and fully effective.

Executed on January 11, 2006.

EXECUTIVE	EMPLOYER

PRICESMART, INC.

William Naylon	By:	/s/ Jose Luis Laparte

/s/ William Naylon	Name:	Jose Luis Laparte

	Its:	President